Appendix
                                                                        --------


Explanatory Note: The Cherry Corporation 1995 Stock Incentive Plan, as amended, is filed herewith prusuant to Item 10 of Schedule 14A and is not part of the proxy statement.

                             THE CHERRY CORPORATION
                           1995 STOCK INCENTIVE PLAN
                                  (as amended)

    1. PURPOSE. The Cherry Corporation, a Delaware corporation (the "Company"), hereby adopts the 1995 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to enable the Company to offer officers and other key employees of the Company and its subsidiaries performance-based incentives and other equity interests in the Company, thereby attracting, retaining and rewarding such employees and strengthening the mutuality of interest between the employees and the Company's stockholders.

    2. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") which shall be the Compensation Committee of the Board of Directors or another committee consisting of not less than two directors of the Company appointed by the Board of Directors, none of whom shall be eligible to participate in the Plan and all of whom shall qualify as disinterested persons within the meaning of Securities and Exchange Commission Rule 16b-3 or any successor regulation. The Committee may delegate to the Chief Executive Officer of the Company the administration of benefits granted to non-officer participants.

    3. ELIGIBILITY. Benefits under the Plan shall be granted only to officers and other key employees of the Company and its subsidiaries selected initially and from time-to-time thereafter by the Committee on the basis of the special importance of their services in the management, development and operations of the Company and its subsidiaries. For these purposes, any corporation, partnership or other entity in which the Company has a significant financial interest may qualify as a subsidiary.

    4.   BENEFITS.   The benefits  awarded under  the Plan shall  consist of (a)
stock options, (b) stock appreciation rights, and (c) stock awards.

    5. SHARES RESERVED. There is hereby reserved for issuance under the Plan an aggregate of 900,000 shares of Class A Common Stock of the Company which may be authorized but unissued or treasury shares plus any shares of Class A Common Stock remaining under the Company's 1982 Stock Option Plan. All of such shares may, but need not, be issued pursuant to the exercise of incentive stock options. The maximum number of shares which may be awarded to any participant in any fiscal year during the term of the Plan is 90,000 shares. No more than 180,000 shares may be issued as stock awards during the term of the Plan. If there is a lapse, expiration, termination or cancellation of any option prior to the issuance of shares thereunder or if shares are issued and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, those shares may again be used for new awards under the Plan.

    6. STOCK OPTIONS. Stock options shall consist of options to purchase shares of Class A Common Stock of the Company and shall be either incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor legislation) or non-qualified stock options as determined by the Committee. The option price shall be not less than 100% of the fair market value of the shares on the date the option is granted and the price may be paid by check or, in the discretion of the Committee, by the delivery (or certification of ownership) of shares of Class A or Class B Common Stock of the Company then owned by the participant. The Committee may also allow exercise by any other means (including cashless exercise as permitted under Federal Reserve Board's Regulation T) which the Committee determines to be consistent with the Plan's purpose and applicable law.

    Stock options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, that no stock option shall be exercisable prior to six months after the option grant date nor later than ten years after the grant date. In the event of termination of employment, all stock options shall terminate at such times and upon such conditions as the Committee shall, in its discretion, set forth in such options at the date of grant. The aggregate fair market value (determined as of the time the option is granted) of the shares of Class A Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and its subsidiaries) shall not exceed $100,000. The Committee may provide, either at the time of grant or subsequently, that a stock option include the right to acquire a replacement stock option upon exercise of the original stock option (in whole or in part) prior to termination of employment of the participant and through payment of the exercise price in shares of Class A or Class B Common Stock. The terms and conditions of a replacement option shall be determined by the Committee in its sole discretion.

    7. STOCK APPRECIATION RIGHTS. Stock appreciation rights may be granted to the holder of any stock option granted hereunder. In addition, stock appreciation rights may be granted independently of and without relation to options. Each stock appreciation right shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

        (a) A stock appreciation right may be granted with respect to a stock option at the time of its grant or at any time thereafter up to six months prior to its expiration.

        (b) Each stock appreciation right will entitle the holder to elect to receive the appreciation in the fair market value of the shares subject thereto up to the date the right is exercised. In the case of a right issued in relation to a stock option, such appreciation shall be measured from not less than the option price and in the case of a right issued independently of any stock option, such appreciation shall be measured from not less than the fair market value of the Class A Common Stock on the date the right is granted. Payment of such appreciation shall be made in cash or in Class A Common Stock, or a combination thereof, as set forth in the award, but no stock appreciation right shall entitle the holder to receive, upon exercise thereof, more than the number of shares of Class A Common Stock (or cash of equal value) with respect to which the right is granted.

        (c) Each stock appreciation right will be exercisable at the times and to the extent set forth therein, but no stock appreciation right may be exercisable prior to six months after the grant date nor later than ten years after the grant date. Exercise of a stock appreciation right shall reduce the number of shares issuable under the Plan (and the related option, if any) by the number of shares with respect to which the right is exercised; provided, however, that the exercise of any stock appreciation right granted independently of an option for cash only shall not reduce the number of shares issuable under the Plan.

    8. STOCK AWARDS. Stock awards will consist of Class A Common Stock transferred to participants without other payment therefor as additional compensation for their services to the Company or one of its subsidiaries. A stock award shall be subject to such terms and conditions as the Committee determines appropriate including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares upon termination of the participant's employment within specified periods and conditions requiring that the shares be earned in whole or in part upon the achievement of performance goals established by the Committee over a designated period of time. The goals established by the Committee may include earnings per share, total return on stockholder equity, or such other goals as may be established by the Committee in its discretion.

    9. NONTRANSFERABILITY. Stock options and other benefits granted under the Plan shall not be transferable other than by will or the laws of descent and distribution and each stock option and stock appreciation right shall be exercisable during the participant's lifetime only by the participant or the participant's guardian or legal representative. Notwithstanding the foregoing, at the discretion of the Committee, an award of a benefit may permit the transfer of the benefit by the participant solely to members of the participant's immediate family or trusts or family partnerships for the benefit of such persons subject to such terms and conditions as may be established by the Committee.

    10. OTHER PROVISIONS. The award of any benefit under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including such provisions as may be required to comply with federal or state securities laws and stock exchange requirements and understandings or conditions as to the participant's employment.

    11.  FAIR  MARKET VALUE.   The fair market  value of the  Company's Class  A
Common Stock at any time shall be determined in such manner as the Committee may deem equitable or as required by applicable law or regulation.

    12.  ADJUSTMENT PROVISIONS.

        (a) If the Company shall at any time change the number of issued shares of Class A Common Stock without new consideration to the Company (such as by stock dividend or stock split), the total number of shares reserved for issuance under the Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Company, if any, shall not be changed.

        (b) Notwithstanding any other provision of the Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

        (c) In the event of any merger, consolidation or reorganization of the Company with any other corporation, there shall be substituted, on an equitable basis as determined by the Committee, for each share of Class A Common Stock then reserved for issuance under the Plan and for each share of Class A Common Stock then subject to a benefit granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of Class A Common Stock of the Company will be entitled pursuant to the transaction.

    13. TAXES. The Company shall be entitled to withhold the amount of any tax attributable to any shares deliverable under the Plan after giving the person entitled to receive the shares notice as far in advance as practicable and the Company may defer making delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The Committee may, in its discretion and subject to rules which it may adopt, permit a participant to pay all or a portion of the taxes arising in connection with any benefit under the Plan by electing to have the Company withhold shares of Class A Common Stock from the shares otherwise deliverable to the participant, having a fair market value equal to the amount to be withheld.

    14. TERM OF PROGRAM; AMENDMENT, MODIFICATION OR CANCELLATION OF BENEFITS. The Plan shall continue in effect until terminated by the Board pursuant to Section 15; provided, however, that no incentive stock option shall be granted more than ten years after the date of the adoption of the Plan by the Board. The terms and conditions applicable to any benefits granted hereunder may at any time be amended or cancelled by mutual agreement between the Committee and the participant or any other persons as may then have an interest therein and may be unilaterally modified by the Committee whenever such modification is deemed necessary to protect the Company or its stockholders.

    15. AMENDMENT OR DISCONTINUATION OF PLAN. The Board of Directors may amend the Plan at any time, provided that no such amendment shall be effective unless approved within 12 months after the date of the adoption of such amendment by the affirmative vote of a majority of the stockholders entitled to vote if such stockholder approval is required for the Plan to continue to comply with the requirements of Securities and Exchange Commission Rule 16b-3. The Board of Directors may suspend the Plan or discontinue the Plan at any time; provided, however, that no such action shall adversely affect any outstanding benefit.

    16. STOCKHOLDER APPROVAL. The Plan was adopted by the Board of Directors on May 2, 1995, subject to stockholder approval. The Plan and any benefits granted thereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders.